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DOHAN AND COMPANY                                  7700 North Kendall Drive. 200
Caertified Public Accountants                         Miami, Florida  33156-7578
A professionnal Association                           Telephone   (305) 274-1366
                                                      Facsimile   (305) 274-1368
                                                      Internet     www.uscpa.com





                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 6, for Quorum Ventures, Inc. of our report dated October 12, 2004, relating to financial statements for the period from inception (February 2, 2004) to May 31, 2004..



                                             /s/ Dohan and Company, P.A., CPA's

June 2, 2006